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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Cooper Industries, Inc. or Cooper Industries, Ltd. and in each related Prospectus of our reports dated February 18, 2005, with respect to the consolidated financial statements of Cooper Industries, Ltd., Cooper Industries, Ltd. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cooper Industries, Ltd., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

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
No. 2-33-14542      Form S-8 Registration Statement for Cooper Industries, Inc.
                    1989 Employee Stock Purchase Plan

No. 333-02847       Form S-8 Registration Statement for Cooper Industries, Inc.
                    Amended and Restated Directors Stock Plan

No. 333-120337      Form S-8 Registration Statement for Cooper Industries, Inc.
                    Amended and Restated Stock Incentive Plan

No. 333-24237       Form S-3D Registration Statement for Cooper Industries, Inc.
                    Dividend Reinvestment and Stock Purchase Plan

No. 333-101451      Form S-3D Registration Statement for Cooper Industries, Ltd.
                    Dividend Reinvestment and Stock Purchase Plan

No. 333-51439       Form S-8 Registration Statement for Cooper Industries, Inc.
                    Director's Retainer Fee Stock Plan

No. 333-51441       Form S-8 Registration Statement for Cooper Industries, Inc.
                    Amended and Restated Management Annual Incentive Plan

No. 333-37580       Form S-8 Registration Statement for Cooper (UK) Employee
                    Share Purchase Plan
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                                                           /s/ Ernst & Young LLP

Houston, Texas
February 18, 2005